Filed Pursuant to Rule 424(b)(3)
Registration No. 333-209450

PROSPECTUS SUPPLEMENT

(To prospectus dated February 9, 2016)

THE BANK OF NEW YORK MELLON CORPORATION

Senior Medium-Term Notes Series I

Senior Subordinated Medium-Term Notes Series J

Due One Year or Longer from Date of Issue

We may offer from time to time our medium-term notes as a class of our debt securities entitled either Senior Medium-Term Notes Series I (the “Senior Notes”) or Senior Subordinated Medium-Term Notes Series J (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). Each Note will include the following terms, unless different terms are described in the applicable pricing supplement:

•	Payment of principal of and interest on the Senior Notes will be senior to the Senior Subordinated Notes.

•

Payment of principal of the Senior Subordinated Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization, and there is no right of acceleration of this payment upon a payment default on these Notes or in the performance of any of our other covenants in the related indenture.

•	Interest payments on Fixed Rate Notes on the days during the term of the Notes specified in the applicable pricing supplement.

•	Interest payments on Floating Rate Notes on a monthly, quarterly, semi-annual or annual basis.

•	Redemption or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all.

•	Minimum denominations of $1,000 or integral multiples of $1,000.

•	Book-entry through The Depository Trust Company or, if specified in an applicable pricing supplement, another depositary.

•	Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a Spread or multiplied by a Spread Multiplier:

•	Commercial Paper Rate

•	LIBOR

•	Federal Funds Rate

•	Prime Rate

•	Treasury Rate

•	CMT Rate

•	Eleventh District Cost of Funds Rate

•	such other Base Rate or Rates as may be set forth in the applicable pricing supplement.

•	Whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note.

See “Risk Factors” beginning on page S-2 to read about factors you should consider before investing in any Notes.

We will specify final terms for the Notes in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement. If the Notes are to be denominated in a foreign currency (including the Euro), then certain provisions with respect thereto will be set forth in a foreign currency supplement and the applicable pricing supplement.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement and the accompanying prospectus may be used in the initial sale of Notes. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus supplement and the accompanying prospectus in connection with a market-making transaction involving the Notes after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

We may sell the Notes to the Agents referred to below as principals for resale at varying or fixed offering prices or through the Agents as agents using their best efforts on our behalf. Unless otherwise specified in the applicable pricing supplement, the price to the public for the Notes will be 100% of their principal amount. Commissions and discounts in respect of the Notes will be negotiated between the applicable Agent and us prior to the time of sale of such Notes and set forth in the applicable pricing supplement. We may also sell the Notes directly to investors and other purchasers on our own behalf where we are authorized to do so.

BofA Merrill Lynch	Barclays
BNY Mellon Capital Markets, LLC	Citigroup
Credit Suisse	Deutsche Bank Securities
Goldman, Sachs & Co.	J.P. Morgan
Morgan Stanley	UBS Investment Bank
Wells Fargo Securities

The date of this prospectus supplement is February 9, 2016.

PROSPECTUS SUPPLEMENT

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. NEITHER WE NOR ANY OF THE AGENTS HAVE AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND NEITHER WE NOR ANY OF THE AGENTS TAKE ANY RESPONSIBILITY FOR ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT, A RELATED PRICING SUPPLEMENT OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. THIS PROSPECTUS SUPPLEMENT WITH THE ACCOMPANYING PROSPECTUS AND THE RELATED PRICING SUPPLEMENT IS AN OFFER TO SELL ONLY THE NOTES OFFERED HEREBY. NEITHER WE NOR THE AGENTS ARE MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS SUPPLEMENT,

THE ACCOMPANYING PROSPECTUS AND PRICING SUPPLEMENTS

This prospectus supplement sets forth certain terms of the Notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or additional to the information in that prospectus.

Each time we offer and sell Notes, we will furnish a pricing supplement with this prospectus supplement. The pricing supplement will contain the specific description of the Notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from or additional to the information contained in this prospectus supplement or the accompanying prospectus.

If you purchase your notes in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which BNY Mellon Capital Markets, LLC or another of our affiliates resells Notes that it has previously acquired from another holder. A market-making transaction in a particular Note occurs after the original sale of the Note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus and “Plan of Distribution of Medium-Term Notes (Conflicts of Interest)” below.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of Notes, in making your decision to invest in the Notes.

References in this prospectus supplement to the “Company”, “we”, “us” or “our” are to The Bank of New York Mellon Corporation and references in this prospectus supplement to the “Agents” are to the agents named under “Plan of Distribution of Medium-Term Notes.” In addition, references in this prospectus supplement to the “Senior Notes” shall mean Senior Medium-Term Notes Series I, references in this prospectus supplement to the “Senior Subordinated Notes” shall mean Senior Subordinated Medium-Term Notes Series J, and references in this prospectus supplement to the “Notes” shall mean the Senior Notes and the Senior Subordinated Notes.

RISK FACTORS

Your investment in the Notes involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the Notes and others of which relate to us. We include a discussion of risk factors relating to our business and an investment in the Notes in Part I, Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our 2014 Annual Report to Shareholders under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors.” We may include additional discussion of risk factors in reports subsequently filed with the Securities and Exchange Commission (the “SEC”). The Annual Report on Form 10-K and certain portions of the Annual Report to Shareholders are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” in the accompanying prospectus for an explanation of how to get a copy of the Annual Report on Form 10-K and the Annual Report to Shareholders. Additional risks related to the Notes are described below. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks and the risk factors discussed in our periodic reports before deciding whether an investment in the Notes is suitable for you. The Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and interrelationships. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

We are a non-operating holding company, and as a result, are dependent on dividends from our principal subsidiaries, including our subsidiary banks, to meet our obligations, including our obligations with respect to our debt securities, and to provide funds for payment of dividends to our stockholders and stock repurchases.

We are a non-operating holding company, whose principal assets and sources of income are our principal U.S. bank subsidiaries—The Bank of New York Mellon and BNY Mellon, N.A.—and our other subsidiaries. We are a legal entity separate and distinct from our banks and other subsidiaries and, therefore, we rely primarily on dividends, interest, distributions, and other payments from these bank and other subsidiaries to meet our obligations, including our obligations with respect to our debt securities, and to provide funds for payment of common and preferred dividends to our stockholders, to the extent declared by our board of directors. Currently, The Bank of New York Mellon, our primary subsidiary, is no longer paying regular dividends to us to build capital in advance of upcoming capital rule implementation, which may impact our future liquidity.

There are various legal limitations on the extent to which our bank and other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to the parent company or other subsidiaries. These restrictions can reduce the amount of funds available to meet our obligations. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our bank subsidiaries are also subject to restrictions on their ability to lend to or transact with affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses.

We evaluate and manage liquidity on a legal entity basis. Legal entity liquidity is an important consideration as there are legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including the Company.

Although we maintain cash positions for liquidity at the holding company level, if our bank subsidiaries or other subsidiaries were unable to supply us with cash over time, we could become unable to meet our obligations

(including our obligations with respect to our debt securities), declare or pay dividends in respect of our capital stock, or perform stock repurchases. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation,” “—Results of Operations—Liquidity and Dividends,” and Note 20 of the Notes to Consolidated Financial Statements in our 2014 Annual Report to Shareholders (and similar Note 20 of the Notes to Consolidated Financial Statements in our 2014 Annual Report to Shareholders (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus supplement).

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of our banking subsidiaries, their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The rights of holders of the Notes to benefit from those distributions will also be junior to those prior claims. Consequently, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. A holder of the Notes should look only to our assets for payments in respect of those debt securities.

The Senior Subordinated Notes will be subordinated in right of payment to all of our Senior Indebtedness and noteholders will have limited acceleration rights under the Senior Subordinated Indenture.

The payment of the principal of and interest on the Senior Subordinated Notes will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the accompanying prospectus). In addition, the Senior Subordinated Notes may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Senior Subordinated Indenture does not limit or prohibit us from incurring Senior Indebtedness.

Payment of principal of the Senior Subordinated Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization, and there is no right of acceleration of this payment upon a default in the payment of principal of or interest on the Senior Subordinated Notes or in the performance of any of our other covenants in the Senior Subordinated Indenture.

There may not be any trading market for the Notes; many factors affect the trading market and value of the Notes.

Upon issuance, your Notes will not have an established trading market. We cannot assure you that a trading market for your Notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for and trading value of your Notes. These factors include:

•	the time remaining to the maturity of your Notes,

•	the outstanding amount of Notes with terms identical to your Notes,

•	the redemption or repayment features, if any, of your Notes, and

•	the level, direction and volatility of market interest rates generally.

You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.

Redemption may adversely affect your return on the Notes.

If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes also at times when prevailing interest rates are relatively low. As a result, depending on market conditions at the time of a redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Notes being redeemed.

Any right of the Company to redeem Senior Subordinated Notes is subject to certain limitations, including any required prior approval of the Federal Reserve.

Our right to redeem any Senior Subordinated Notes is subject to any limitations established by the Board of Governors of the Federal Reserve System (“Federal Reserve”). We may not redeem Senior Subordinated Notes without having received the prior approval of the Federal Reserve or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the Senior Subordinated Notes that we may propose. We understand that the factors that Federal Reserve will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the Federal Reserve and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed above on the value of your Notes.

Changes in exchange rates and exchange controls could result in a substantial loss to you.

An investment in foreign currency Notes, which are Notes denominated in a currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.

Such risks include, but are not limited to:

•	the possibility of significant market changes in rates of exchange between U.S. dollars and such specified currency;

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which we have no control and that cannot be readily foreseen. These include:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which the Notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative of fluctuations that may occur in the rate during the term of any foreign currency Note. Depreciation of the specified currency of a foreign currency Note against the U.S. dollar would result in a decrease in the effective yield of such foreign currency Note below its coupon rate and could result in a substantial loss to the investor on a U.S.-dollar basis.

It has been reported that the U.K. Financial Conduct Authority (the “FCA”) and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If manipulation has occurred or is continuing, some published exchange rates may have been, or may be in the future, artificially lower or higher than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, Notes denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars, including the secondary market trading value of those Notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the value of those Notes.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than the U.S. dollar at the time of payment of principal, any premium or interest on a foreign currency Note. Such exchange controls may restrict or prohibit payments of principal, any premium or interest denominated in any such specified currency.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to us when payments on such Notes are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in Notes denominated in a currency other than the U.S. dollar.

The information set forth in this prospectus supplement is directed to prospective purchasers of Notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of other countries regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, Notes.

Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to Notes having a specified currency other than the U.S. dollar will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The unavailability of currencies could result in a substantial loss to you.

Except as set forth below, if payment on a Note is required to be made in a specified currency other than the U.S. dollar and such currency is—

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community

—then all payments on such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such Note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such Note shall have been issued.

If the specified currency of a Note is officially redenominated, other than as a result of conversion to the Euro, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such Note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The Notes will not provide for any adjustment to any amount payable under such Notes as a result of:

•	any change in the value of the specified currency of such Notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than the U.S. dollar may be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a foreign currency could result in a substantial loss to you.

The Notes will be governed by, and construed in accordance with, the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides that a judgment or decree awarded in an action based upon an obligation denominated in a currency other than the U.S. dollar will be rendered in the foreign currency of the underlying obligation. Any judgment or decree awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

Increased regulatory oversight and changes in the method pursuant to which the LIBOR rates are determined may adversely affect the value of the Notes.

The Notes may bear interest at a floating rate determined by reference to one or more interest rate bases, including the London Interbank Offered Rate (“LIBOR”) Beginning in 2008, concerns were raised that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations were instigated by regulators and governmental authorities in various jurisdictions. If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the FCA were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data for the purpose of determining LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of LIBOR-based Floating Rate Notes is affected by reported LIBOR rates, the level of any floating rate payments and the value of such Notes may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities, such as LIBOR-based Floating Rate Notes.

RISKS RELATING TO REGULATORY RESOLUTION STRATEGIES AND LONG-TERM DEBT REQUIREMENTS.

Please note that in this section entitled “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements,” references to “BNY Mellon,” “we” and “our” refer only to The Bank of New York Mellon Corporation and not to its consolidated subsidiaries.

The application of regulatory resolution strategies could create greater risk of loss for holders of our unsecured debt securities (including the Notes) in the event of the resolution of BNY Mellon.

Your ability to recover the full amount that would otherwise be payable on our unsecured debt securities (including the Notes) in a proceeding under the U.S. Bankruptcy Code may be impaired by the exercise by the Federal Deposit Insurance Corporation (the “FDIC”) of its powers under the “orderly liquidation authority” under Title II of the Dodd-Frank Act or regulations that may be promulgated based on the Financial Stability Board’s November 2015 standard to enhance the total loss-absorbing capacity of Global Systemically Important Banks (“G-SIBs”), which, like the single point of entry strategy described below, is intended to impose losses at the top-tier holding company level in the resolution of a G-SIB such as BNY Mellon.

Title II of the Dodd-Frank Act created a new resolution regime known as the “orderly liquidation authority” to which financial companies, including bank holding companies such as BNY Mellon, can be subjected. Under the orderly liquidation authority, the FDIC may be appointed as receiver for a financial company for purposes of liquidating the entity if, upon the recommendation of applicable regulators, the Secretary of the Treasury determines, among other things, that the entity is in severe financial distress, that the entity’s failure would have serious adverse effects on the U.S. financial system and that resolution under the orderly liquidation authority would avoid or mitigate those effects. Absent such determinations, BNY Mellon, as a bank holding company, would remain subject to the U.S. Bankruptcy Code.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the orderly liquidation authority, rather than the U.S. Bankruptcy Code, would determine the powers of the receiver and the rights and obligations of creditors and other parties who have transacted with BNY Mellon. There are substantial differences between the rights available to creditors in the orderly liquidation authority and under the U.S. Bankruptcy Code, including the right of the FDIC under the orderly liquidation authority to disregard the strict priority of creditor claims in some circumstances (which would otherwise be respected by a bankruptcy court) and the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings). In certain circumstances under the orderly liquidation authority, the FDIC could impose the priority of claims that it determines necessary to facilitate a smooth and orderly liquidation without the need to obtain creditors’ consent or prior court review. In addition, the FDIC has the right to transfer claims to a third party or “bridge” entity under the orderly liquidation authority.

The FDIC has announced that a single point of entry strategy may be a desirable strategy to resolve a large financial institution such as BNY Mellon in a manner that would, among other things, impose losses on shareholders, unsecured debt holders (including, in our case, holders of the Notes) and other creditors of the top-tier holding company (in our case, BNY Mellon), while permitting the holding company’s subsidiaries to continue to operate. In addition, the Federal Reserve has proposed requirements that U.S. G-SIBs, including BNY Mellon, maintain minimum amounts of long-term debt and total loss-absorbing capacity to facilitate the application of the single point of entry resolution strategy. It is possible that the application of the single point of entry strategy—in which BNY Mellon would be the only legal entity to enter resolution proceedings—could result in greater losses to holders of our unsecured debt securities (including holders of the Notes) than the losses that could result from the application of a bankruptcy proceeding or a different resolution strategy for BNY Mellon. Assuming BNY Mellon entered resolution proceedings and that its subsidiaries remained solvent, losses at the subsidiary level could be transferred to BNY Mellon and ultimately borne by BNY Mellon’s security holders (including holders of the Notes and our other unsecured debt securities), third-party creditors of BNY Mellon’s subsidiaries would receive full recoveries on their claims, and BNY Mellon’s security holders (including holders of the Notes and our other unsecured debt securities and other unsecured creditors) could face significant losses.

The orderly liquidation authority also provides the FDIC with authority to cause creditors and shareholders of the financial company such as BNY Mellon in receivership to bear losses before taxpayers are exposed to such losses, and amounts owed to the U.S. government would generally receive a statutory payment priority over the claims of private creditors, including senior creditors. In addition, under the orderly liquidation authority, claims of creditors (including holders of the Notes and our other unsecured debt securities) could be satisfied through the issuance of equity or other securities in a bridge entity to which BNY Mellon’s assets are transferred. If such a securities-for-claims exchange were implemented, there can be no assurance that the value of the securities of the bridge entity would be sufficient to repay or satisfy all or any part of the creditor claims for which the securities were exchanged. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemaking is likely.

The ultimate impact of the Federal Reserve’s recently proposed rules requiring U.S. G-SIBs to maintain minimum amounts of long-term debt meeting specified eligibility requirements is uncertain.

On October 30, 2015, the Federal Reserve released for comment proposed rules (referred to as the “TLAC Rules”) that would require the eight U.S. G-SIBs, including BNY Mellon, among other things, to maintain minimum amounts of long-term debt (“LTD”) satisfying certain eligibility criteria commencing January 1, 2019. As proposed, the TLAC Rules would disqualify from eligible LTD, among other instruments, senior debt securities that permit acceleration for reasons other than insolvency or payment default, as well as structured notes and debt securities not governed by U.S. law. The currently outstanding senior LTD of U.S. G-SIBs, including BNY Mellon, typically permits acceleration for reasons other than insolvency or payment default and, as a result, none of such outstanding senior LTD, any subsequently issued senior LTD with similar terms, and, unless otherwise noted in the applicable pricing supplement, the Notes would qualify as eligible LTD under the proposed rules. The Federal Reserve has requested comment on whether currently outstanding instruments should be allowed to count as eligible LTD “despite containing features that would be prohibited under the proposal.” The steps that the U.S. G-SIBs, including BNY Mellon, may need to take to come into compliance with the final TLAC Rules, including the amount and form of LTD that must be refinanced or issued, will depend in substantial part on the ultimate eligibility requirements for senior LTD and any grandfathering provisions.

DESCRIPTION OF MEDIUM-TERM NOTES

General

The Company will issue the Senior Notes under a Senior Debt Indenture, dated as of February 9, 2016 (the “Senior Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Senior Trustee”). The Company will issue the Senior Subordinated Notes under a Senior Subordinated Indenture, dated as of February 9, 2016 (the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and Wilmington Trust, National Association, as trustee (the “Senior Subordinated Trustee”). The accompanying prospectus briefly outlines some of the provisions of the Indentures. If you would like more information about the Indentures, you should review them as filed with the SEC. See “Where You Can Find More Information” in the accompanying prospectus on how to locate the Indentures.

We provide information to you about the Notes in three separate documents. The first document is the accompanying prospectus, dated February 9, 2016, which provides general information concerning the Notes under “Description of Debt Securities”, some of which may not apply to a particular Note. The second document is this prospectus supplement, which also provides additional information about the Notes to supplement or replace, to the extent inconsistent, the description in the accompanying prospectus. The third document is the pricing supplement, which will provide final details about the terms of a specific Note and will be filed with the SEC about the time that the Note is sold.

This prospectus supplement includes (and the applicable pricing supplement may include) summaries of the Notes and the Indentures. If the information in this prospectus supplement or in the applicable pricing supplement differs from the terms and provisions of the Notes or the Indentures, you should in all cases rely on the terms and provisions of the Notes and the Indentures. The following description of the Notes will apply to each Note offered hereby unless otherwise specified in the applicable pricing supplement.

The Notes will be either Senior Notes or Senior Subordinated Notes (referred to in the accompanying prospectus as the “Senior Debt Securities” and the “Senior Subordinated Debt Securities,” respectively). The Senior Notes and the Senior Subordinated Notes are each a single series of debt securities under the Indenture pursuant to which they will be issued. The Indentures do not limit the amount of Senior Notes, Senior Subordinated Notes or other debt securities that we may issue in the future from time to time under the Indentures.

Each Indenture provides that we may issue debt securities in one or more series in an unlimited amount. Each series of debt securities and each specific Note may differ as to its terms and Notes of a particular series of debt securities need not be issued at the same time. The terms of any debt security of a series may differ from the terms of other debt securities of the same series. A series of debt securities may be reopened in order to issue additional debt securities of that series without the consent of the holders of the applicable series of Notes.

The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement.

Upon issuance, all Notes having the same issue price, Original Issue Date, Maturity Date, interest rate, redemption and repayment provisions, if any, and Interest Payment Dates will be represented by one or more global Notes, which will be registered in the name of a nominee of The Depository Trust Company, as Depositary under the Indentures (“DTC”), or, if specified in the applicable pricing supplement, in the name of another depositary. See “Book-Entry Issuance” in the accompanying prospectus for more information. Beneficial interests in the Notes will be reflected on the records of DTC; transfers of interests in the Notes can only be effected through these records. We will only issue definitive certificates for the Notes in limited circumstances, which include DTC’s ceasing to be registered as a “clearing agency” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All references in this prospectus supplement to “registered holders” or

“holders” will be to DTC or its nominee or another depositary and not to owners of beneficial interests in Notes, except as otherwise provided. See “Book-Entry Issuance” in the accompanying prospectus.

Ranking

The Senior Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with other unsecured and unsubordinated indebtedness of the Company.

The Senior Subordinated Notes will be unsecured and subordinated to Senior Indebtedness of the Company as described in the accompanying prospectus under “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Subordination of Senior Subordinated Debt Securities.” The Indentures do not limit or prohibit the incurrence of additional Senior Indebtedness.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of any Notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of The Bank of New York Mellon and BNY Mellon, N.A., their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. The rights of holders of the Notes to benefit from those distributions will also be junior to those prior claims. Consequently, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. A holder of the Notes should look only to our assets for payments in respect of those debt securities.

Unless otherwise specified in the applicable pricing supplement, if the principal of any OID Note is declared to be due and payable immediately as described in the accompanying prospectus under “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Subordination of Senior Subordinated Debt Securities,” the amount of principal due and payable with respect to such Note shall be its Amortized Face Amount (as hereinafter defined). See “—Optional Redemption and Optional Repayment” below.

Maturity

The Notes will mature on any day one year or longer from the date of issue, as described in the applicable pricing supplement. Each Note will also be due and payable (in whole or in part) on any earlier date on which the principal or an installment of principal of a Note becomes due and payable, whether by a declaration of acceleration, a call for redemption at our option, repayment at the option of a holder or otherwise as agreed to by the purchaser and the Company and specified in the applicable pricing supplement. The date upon which a Note is due and payable, whether the stated maturity or such earlier date, will be referred to in this prospectus supplement as the “Maturity.”

Payment of the principal of the Senior Subordinated Notes may be accelerated only in case of the bankruptcy, insolvency or reorganization of the Company. As a holder of a Senior Subordinated Note, you do not have a right to accelerate the payment of principal on the Senior Subordinated Notes if there is a default in the payment of principal of or interest on such Senior Subordinated Notes or in our performance of any covenant contained in the Senior Subordinated Indenture. See “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Defaults—The Senior Subordinated Indenture” in the accompanying prospectus.

Interest

Unless otherwise indicated in the applicable pricing supplement, each Note will bear interest from the date of original issuance (the “Original Issue Date”) at a fixed rate (a “Fixed Rate Note”), or at a floating rate (a

“Floating Rate Note”) determined by reference to the Commercial Paper Rate, the London Interbank Offered Rate (“LIBOR”), the Federal Funds Rate, the Prime Rate, the Treasury Rate, the CMT Rate or the Eleventh District Cost of Funds Rate, or another interest rate basis, plus or minus a Spread (as hereinafter defined) or multiplied by a Spread Multiplier (as hereinafter defined), which will be set forth in that pricing supplement. The Notes may also bear interest at any combination of fixed and floating rates until the principal thereof is paid or made available for payment. See “—Fixed Rate Notes” and “—Floating Rate Notes” below. We may also issue discounted securities (bearing no interest (“Zero-Coupon Notes”) or interest at rates that at the time of issuance are below market rates), at a discount from the principal amount payable at its stated maturity (including other Notes that for United States federal income tax purposes would be considered to have original issue discount, “OID Notes”). Zero-Coupon Notes will provide that upon redemption or acceleration of the maturity thereof an amount that is less than the stated principal amounts shall become due and payable.

Payment of Principal and Interest

Interest, if any, will be payable as specified in this prospectus supplement. Interest payable and punctually paid or duly provided for on any date on which interest is payable (an “Interest Payment Date”) and on the stated maturity date (or New Maturity Date or Extended Maturity Date, each as hereinafter defined) or upon earlier redemption or repayment (such stated maturity date, New Maturity Date, Extended Maturity Date or date of redemption or repayment, as the case may be, being collectively hereinafter referred to as the “Maturity Date”), or on a later date on which payment may be made hereunder in respect of such Interest Payment Date, will be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date (as hereinafter defined) next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date (as set forth in the applicable pricing supplement) between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on an Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

We will make payments of principal, premium, if any, and interest with respect to the Notes in U.S. dollars unless otherwise stated in the applicable pricing supplement.

If the Notes are to be denominated in a foreign currency (including the Euro), then certain provisions with respect thereto will be set forth in the applicable pricing supplement. The foreign currencies in which Notes may be denominated or by which amounts due on the Notes may be calculated could be issued by member states of the European Union which have not yet replaced their currencies with the Euro but may do so in the future.

We will pay any administrative costs incurred by banks in connection with transmitting payments of principal, interest or premium by wire transfer. However, any tax, assessment or governmental charge imposed upon payments will be borne by owners of beneficial interests in Notes.

Paying Agent, Security Registrar and Transfer Agent

The initial Paying Agent, Security Registrar and Transfer Agent for the Notes are The Bank of New York Mellon, our affiliate, acting through its principal corporate trust offices in The City of New York. We may vary or terminate the appointment of the Paying Agent, Security Registrar and Transfer Agent and appoint additional Paying Agents, Security Registrars and Transfer Agents or approve any change in the office through which the Paying Agent, Security Registrar or Transfer Agent acts, provided that, so long as any Notes remain outstanding, there will at all times be a Paying Agent and we will maintain one or more offices or agencies where Notes may be presented for registration of transfer and exchange.

Optional Redemption and Optional Repayment

The Notes will be redeemable at our option prior to stated maturity only if a “Redemption Commencement Date” and an “Initial Redemption Percentage” are specified in the applicable pricing supplement. If so specified, the Notes will be subject to redemption at our option on any date and after the applicable Redemption Commencement Date in whole or from time to time in increments of $1,000 or such other minimum denominations specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the holders thereof not less than 10 nor more than 60 calendar days prior to the date of redemption and in accordance with the provisions of the applicable Indenture. “Redemption Price” with respect to a Note means an amount equal to the Initial Redemption Percentage specified in the applicable pricing supplement (as adjusted by the “Annual Redemption Percentage Reduction,” if applicable, specified in the applicable pricing supplement) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the Annual Redemption Percentage Reduction (if any) specified in the applicable pricing supplement, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. If any Note is redeemed in part, a new Note of like tenor for the unredeemed portion and otherwise having the same terms as the partially redeemed Note will be issued in the name of the holder upon presentation and surrender of the partially redeemed Note.

We will not redeem any Senior Subordinated Notes without having received approval of the Federal Reserve or other appropriate federal banking agency, if then required by the capital rules applicable to the Company. Under the capital adequacy rules currently applicable to us, prior to exercising any right to redeem Senior Subordinated Notes, we must either (i) demonstrate to the satisfaction of the Federal Reserve Board that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Senior Subordinated Notes redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 2 or Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption. There can be no assurance that Federal Reserve or other appropriate federal banking agency will approve any redemption of Senior Subordinated Notes that we may propose.

We will repay the Notes at the option of the holders thereof prior to their stated maturity only if one or more “Optional Repayment Dates” are specified in the applicable pricing supplement. If so specified, the Notes will be subject to repayment at the option of the holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination as is specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the Optional Repayment Date. For any Note to be repaid, such Note must be received, together with the notice of election form duly completed, by the Paying Agent at its office maintained for such purpose in conformity with the applicable Indenture, or in such other location as the Company selects in conformity with the applicable Indenture, not less than 10 nor more than 60 calendar days prior to the date of repayment. If any Note is repaid in part, a new Note of like tenor for the unpaid portion and otherwise having the same terms as the partially repaid Note will be issued in the name of the holder upon presentation and surrender of the partially repaid Note.

Only DTC may exercise a repayment option in respect of the global Note representing Notes issued in book-entry form. Accordingly, beneficial owners of Notes that desire to exercise their repayment option, if any, with respect to all or any portion of such Notes represented by the global Note, must instruct the participant through which they own their interest to direct DTC to exercise the repayment option on their behalf by delivering the global Note and duly completed election form to the security registrar as aforesaid. In order to ensure that the global Note and election form are received by the security registrar on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant’s deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner should consult the participant through which it owns its interest in the global Note for the participant’s deadline for receiving payment instructions. In addition, at the time such instructions are given, each such beneficial owner will cause such participant to transfer such beneficial owner’s interest in the global Note or securities representing Notes issued in book-entry form, on DTC’s records, to the security registrar.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations, in connection with any such repayment.

We may at any time purchase Notes at any price or prices in the open market or otherwise. If we decide to purchase the Notes, they may be held or resold or, at our discretion, may be surrendered to the security registrar for cancellation.

Notwithstanding anything in this prospectus supplement to the contrary, the amount payable on an OID Note in the event of redemption or repayment prior to the stated maturity date shall be the Amortized Face Amount of such OID Note as of the date of redemption or the date of repayment, as the case may be. The “Amortized Face Amount” of an OID Note will be the amount equal to (i) the issue price set forth in the applicable pricing supplement plus (ii) that portion of the difference between the issue price and the principal amount of such Note that has accrued at the yield to maturity (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, as calculated by the Calculation Agent (as hereinafter defined), but in no event shall the Amortized Face Amount of an OID Note exceed its principal amount.

Fixed Rate Notes

Interest on the Fixed Rate Notes will be payable on each Interest Payment Date therefor, which will be the days during the term of the Notes specified in the applicable pricing supplement, and on the Maturity Date with respect to the principal then maturing. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, the “Regular Record Date” for any Fixed Rate Note will be the calendar day fifteen days preceding each Interest Payment Date whether or not such day is a Business Day (as hereinafter defined). If any Interest Payment Date or the Maturity Date on a Fixed Rate Note falls on a day that is not a Business Day, the applicable payments may be made on the next Business Day. In such case, no interest will accrue on the amount so payable for such period of delay.

“Business Day” means, with respect to Notes denominated in U.S. dollars, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and, with respect to LIBOR Notes, is also a London Banking Day. As used herein, a “London Banking Day” is a day on which dealings in the applicable LIBOR Currency are transacted in the London interbank market. For Notes having a specified currency other than U.S. dollars (other than Notes denominated in Euros), “Business Day” means any day that, in the Principal Financial Center (as defined below under heading “—Floating Rate Notes—LIBOR Notes”) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close. For Notes denominated in Euros, “Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

Floating Rate Notes

Each Floating Rate Note will bear interest at a rate determined by reference to one or more interest rate bases (each a “Base Rate”), which may be adjusted by a Spread or Spread Multiplier (as described below). The applicable pricing supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note:

•	the Commercial Paper Rate (a “Commercial Paper Rate Note”)

•	LIBOR (a “LIBOR Note”)

•	the Federal Funds Rate (a “Federal Funds Rate Note”)

•	the Prime Rate (a “Prime Rate Note”)

•	the Treasury Rate (a “Treasury Rate Note”)

•	the CMT Rate (a “CMT Rate Note”)

•	the Eleventh District Cost of Funds Rate (an “Eleventh District Cost of Funds Rate Note”) and

•	such other Base Rate or Rates as may be set forth in the applicable pricing supplement.

The interest rate with respect to each Base Rate will be determined in accordance with the applicable provisions below.

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Unless otherwise stated, a Floating Rate Note will be designated as a “Regular Floating Rate Note.” Except as described below or in the applicable pricing supplement, such Regular Floating Rate Note will bear interest at the rate determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date (as hereinafter defined), the interest rate for a Regular Floating Rate Note will be reset as of each Interest Reset Date. However, for the period of time from the date of issue of a Regular Floating Rate Note until the initial Interest Reset Date, the interest rate on such Note will be the “Initial Interest Rate” specified in the applicable pricing supplement.

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If the Note is designated as a “Floating Rate/Fixed Rate Note,” then, except as described below or in the applicable pricing supplement, the interest rate will be determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. The interest rate for a Floating Rate/Fixed Rate Note will be reset as of each Interest Reset Date. However, from the Original Issue Date of such Floating Rate/Fixed Rate Note until the initial Interest Reset Date, the interest rate on such Note will be the “Initial Interest Rate” specified in the applicable pricing supplement. The interest rate for the period of time between and including the “Fixed Rate Commencement Date” specified in the applicable pricing supplement and the stated maturity will be the “Fixed Interest Rate” specified in the applicable pricing supplement, unless no such rate is so specified, in which case the interest rate will be the interest rate in effect on the date immediately preceding the Fixed Rate Commencement Date.

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If the Note is designated as an “Inverse Floating Rate Note,” then, except as described below or in the applicable pricing supplement, the interest rate on the Inverse Floating Rate Note will be the Fixed Interest Rate minus the rate determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. Unless stated otherwise in the applicable pricing supplement, the interest rate on the Inverse Floating Rate Note will not be less than zero. The interest rate on such Inverse Floating Rate Note will be reset as of each Interest Reset Date. However, from the Original Issue Date of such Inverse Floating Rate Note until the Interest Reset Date, the interest rate on such Note will be the “Initial Interest Rate” specified in the applicable pricing supplement.

The “Spread” is the number of basis points (100 basis points equal one percentage point) to be added to or subtracted from the related Base Rate.

Rates applicable to such Floating Rate Note. The “Spread Multiplier” is the percentage of the related Base Rate or Rates applicable to such Floating Rate Note by which such Base Rate or Rates will be multiplied to determine the applicable interest rate on such Floating Rate Note. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Base Rate or Rates will be calculated. We may change the Spread, the Spread Multiplier, the Index Maturity and other variable terms of the Floating Rate Notes from time to time, but, except as described below under “—Extendible Notes,” no such change will affect any Floating Rate Note previously issued or any Floating Rate Note as to which an offer to purchase has been accepted by the Company.

The applicable pricing supplement will specify for each Floating Rate Note the following terms:

•	whether such Note is a “Regular Floating Rate Note,” a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note”;

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the Fixed Rate Commencement Date, if any; the Fixed Interest Rate, if any; the Original Issue Date; the Base Rate or Rates; the Initial Interest Rate; the Interest Payment Period (as hereinafter defined); the Interest Reset Date; the Interest Reset Period (as hereinafter defined); the Interest Payment Dates, the Index Maturity, the Maturity Date, the Maximum Interest Rate or the Minimum Interest Rate (each as hereinafter defined), if any; the Spread or the Spread Multiplier, if any; the Renewal Date (as hereinafter defined), if any; if such note is a Renewable Note or an Extendible Note (each as hereinafter defined), the initial maturity date and the Final Maturity Date (as hereinafter defined); the Redemption Commencement Date, if any; the Initial Redemption Percentage, if any; the Annual Redemption Percentage Reduction, if any; defeasance provisions, if any; and Optional Repayment Dates, if any; and

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if one or more of the applicable Base Rates is LIBOR or the CMT Rate, the designated LIBOR Page or the Designated CMT Maturity Index and the Designated CMT Reuters Page, respectively, will be specified.

Unless otherwise specified in the applicable pricing supplement, the “Regular Record Date” for Floating Rate Notes with respect to any Interest Payment Date will be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date.

Maximum and Minimum Interest Rates. The applicable pricing supplement for a Floating Rate Note may provide that such Note has either or both of (a) a maximum limitation, or ceiling, on the rate of interest that may accrue during any interest period (a “Maximum Interest Rate”) and (b) a minimum limitation, or floor, on the rate of interest that may accrue during any interest period (a “Minimum Interest Rate”). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Interest Reset Dates. The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an “Interest Reset Period” and the first day of such Interest Reset Period, an “Interest Reset Date”), as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be as follows:

Type of Floating Rate Note	Interest Reset Date
Notes that reset daily	Each Business Day

Notes (other than Treasury Notes) that reset weekly	Wednesday of each week

Treasury Notes that reset weekly	Tuesday of each week

Notes that reset monthly	The third Wednesday of each month

Notes that reset quarterly	The third Wednesday of January, April, July and October of each year

Notes that reset annually	The third Wednesday of the one month of each year specified in the applicable pricing supplement

The rate of interest on a Floating Rate/Fixed Rate Note will not reset after the Fixed Rate Commencement Date. An Interest Reset Date that does not fall on a Business Day will be postponed to the next Business Day. In the case of a LIBOR Note, however, if such succeeding Business Day falls in the next calendar month, the Interest Reset Date will be the preceding Business Day.

Interest Determination Dates. The Interest Determination Date for Floating Rate Notes pertaining to an Interest Reset Date will be as follows:

Type of Floating Rate Note	Interest Determination Date
Commercial Paper Rate Note	Second Business Day preceding such Interest Reset Date

Federal Funds Rate Note	The Business Day preceding such Interest Reset Date

Prime Rate Note	The Business Day preceding such Interest Reset Date

CMT Rate Note	Second Business Day preceding such Interest Reset Date

LIBOR Note	Second London Banking Day preceding such Interest Reset Date

Eleventh District Cost of Funds Rate Note	Last Business Day of the month immediately preceding such Interest Reset Date in which the Federal Home Loan Bank (“FHLB”) of San Francisco publishes the Index (as hereinafter defined)

Treasury Rate Note	Day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned by the U.S. Department of Treasury, as described below

Note with two or more Base Rates	Second Business Day next preceding such Interest Reset Date

Treasury bills are generally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction day may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date for the Treasury Rate Note pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date with respect to a Treasury Rate Note shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the Business Day next succeeding such auction date.

Interest Payment Dates. Except as provided below or in the applicable pricing supplement, interest on each Floating Rate Note will be payable on each Interest Payment Date, which will be daily, weekly, monthly, quarterly, semiannually or annually (each, an “Interest Payment Period”), and at Maturity with respect to the principal then maturing, as follows:

Type of Floating Rate Note	Interest Payment Date
Notes with a daily, weekly or monthly Interest Payment Period	The third Wednesday of each month

Notes with a quarterly Interest Payment Period	The third Wednesday of January, April, July and October

Notes with a semi-annual Interest Payment Period	The third Wednesday of the two months of each year specified in the applicable pricing supplement

Notes with an annual Interest Payment Period	The third Wednesday of the one month of each year specified in the applicable pricing supplement

All Notes	At Maturity with respect to the principal then maturing

If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Base Rate and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

The amount of the interest payments on the Floating Rate Notes will equal the amount of interest accrued from and including the preceding Interest Payment Date, excluding, however, the next succeeding Interest Payment Date or Maturity Date.

Floating Rate Determinations and Calculations. Except as otherwise provided herein, all percentages resulting from any calculation on any Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded up, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Floating Rate Notes will be rounded to the nearest cent (with one half cent being rounded up).

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day in the applicable Interest Rate Period. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by (i) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, and (ii) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Base Rate applied, as specified in the applicable pricing supplement.

We will appoint an agent to calculate interest rates on Floating Rate Notes (the “Calculation Agent”). The Bank of New York Mellon, our affiliate, will serve as this agent unless otherwise specified in the applicable pricing supplement. Upon the request of the beneficial holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent’s determination of any interest rate will be final and binding in the absence of manifest error. The “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

Unless otherwise specified in applicable pricing supplement, the Calculation Agent shall determine each Base Rate in accordance with the following provisions.

Commercial Paper Rate Notes. “Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption “Commercial Paper-Nonfinancial”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by us and identified to the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers so selected by the us are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100
360 – (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://federalreserve.gov/releases/h15/update, or any successor site or publication.

LIBOR Notes. “LIBOR” means:

(1) the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2) if no rate appears, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents) selected by us and identified to the Calculation Agent, in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative, as determined by us, for a single transaction in the LIBOR Currency in that market at that time, or

(3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative, as determined by us, for a single transaction in the LIBOR Currency in that market at that time, or

(4) if the banks so selected by us are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, U.S. dollars.

“LIBOR Page” means the display on Reuters Eikon (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency or such other page as may be specified in the applicable pricing supplement.

“Principal Financial Center” means, as applicable:

•	the capital city of the country issuing the Specified Currency;

•	the capital city of the country to which the LIBOR Currency relates; or

•	London if the LIBOR Currency is the Euro;

provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Johannesburg and Zurich, respectively.

Federal Funds Rate Notes. “Federal Funds Rate” means:

(1) the rate as of the particular Interest Determination Date for U.S. dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Reuters Monitor Money Rates Service (or any successor service) on page FEDFUNDS 1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS 1”), or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS 1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate as of the particular Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to the particular Interest Determination Date calculated by the

Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by us and identified to the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that Interest Determination Date, or

(4) if the brokers so selected by us are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

Prime Rate Notes. “Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by us and identified to the Calculation Agent, or

(5) if the banks so selected by us are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuters Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks. “Bloomberg PRIM” means the display designated as page “PRIM” on the Bloomberg service (or such other page as may replace the PRIM page on that service or any successor service).

Treasury Rate Notes. “Treasury Rate” means:

(1) the rate from the auction held on the Treasury Rate Note Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Reuters Monitor Money Rates Service (or any successor service) on page US Auction 10/11 (or any other page as may replace that page on that service), or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5) if the rate referred to in clause (4) not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate selected by us, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by us and identified to the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7) if the dealers so selected by us are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	× 100
360 – (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

CMT Rate Notes. “CMT Rate” means:

(1) if CMT Reuters Page FRBCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters Monitor Money Rates Service (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that we determine to be comparable to the rate which would otherwise have been published in H.15(519), or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”), selected by us and identified to the Calculation Agent from five Reference Dealers selected by us and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by us and identified to the Calculation Agent from five Reference Dealers selected by us and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2) if CMT Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters Monitor Money Rates Service (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by us and identified to the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by us and identified to the Calculation Agent from five Reference Dealers selected by us and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Eleventh District Cost of Funds Rate.

“Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th Dist COFI” on the display on Reuters on page COFI/ARMS (or any other page as may replace such page on such service) (“Reuters Page COFI/ARMS”) as of 11:00 A.M., San Francisco time, on such Interest Determination Date, or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

Renewable Notes

We may from time to time offer Notes that will mature on an Interest Payment Date as specified in the applicable pricing supplement unless the maturity of all (or, if so indicated in such pricing supplement, a portion of) the principal amount of such Notes are renewed in accordance with the procedures described below (“Renewable Notes”). Renewable Notes will be issued in book-entry form only. If we issue any Renewable Notes, the following procedures will apply, unless otherwise specified in the applicable pricing supplement.

On the dates specified in the applicable pricing supplement (each such date, a “Renewal Date”), the maturity of a Renewable Note will be automatically extended to the next maturity date (each, a “New Maturity Date”) specified in that pricing supplement. However, the holder of a Renewable Note may elect to terminate this automatic maturity renewal by delivering a notice to such effect to the applicable Trustee and a duly appointed Paying Agent not less than 15 nor more than 30 calendar days prior to the Renewal Date. If specified in the applicable pricing supplement, a holder of a Renewable Note may elect to terminate this automatic extension with respect to less than the entire principal amount of such Renewable Note. If the applicable pricing supplement allows for a partial termination, then such termination can only occur in such a principal amount, or integral multiple in excess thereof, as is specified in that pricing supplement. Notwithstanding the foregoing, the maturity of any Renewable Note may not be extended beyond the final maturity date (the “Final Maturity Date”) specified in the applicable pricing supplement. If a holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of a Renewable Note, then such portion will become due and payable on the stated maturity date or New Maturity Date then in effect with respect to such Note, as the case may be. An election to terminate the automatic extension of the maturity of a Renewable Note is irrevocable and binding on each holder of the Note. The renewal of the maturity of a Renewable Note will not affect the interest rate applicable to such Renewable Note.

Because Renewable Notes will be issued in book-entry form only, DTC or its nominee will be the holder of such Notes and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will timely exercise a right to terminate the automatic extension with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other DTC participant or indirect participant that holds its interest in such Note to notify DTC of its desire to terminate the automatic extension of such Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other DTC participant or indirect participant through which it holds an interest in a Note to ascertain the cut-off time for receipt of such an instruction.

Extendible Notes

The Company may from time to time offer Notes and retain the option of extending the stated maturity date (“Extendible Notes”). The extension period can be for one or more whole year periods (each an “Extension Period”) but the extension period may not extend beyond the Final Maturity Date stated in the applicable pricing supplement. If the Company issues any such Extendible Notes, the following procedures will apply, unless otherwise specified in the applicable pricing supplement.

To exercise the option to extend the maturity date, we must notify the applicable Trustee and any duly appointed Paying Agent at least 45 but not more than 60 calendar days prior to the stated maturity date originally in effect with respect to an Extendible Note or, if the stated maturity date of such Note has already been extended, prior to the stated maturity date then in effect (an “Extended Maturity Date”). Then, at least 40 calendar days prior to the initial maturity date or an Extended Maturity Date the duly appointed Paying Agent will send to the registered holder of such Extendible Note a notice (the “Extension Notice”) relating to such Extension Period. The Extension Notice will state the following:

•	our election to extend the maturity of such Note;

•	the Extended Maturity Date;

•

in the case of a Fixed Rate Note, the new interest rate applicable to such Extension Period and in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to such Extension Period; and

•	the provisions, if any, for redemption during such Extension Period.

The maturity date on such Note will be extended upon the sending of the Extension Notice by the applicable duly appointed Paying Agent.

Notwithstanding the foregoing, no later than 20 calendar days before the Maturity Date for an Extendible Note (or, if such date is not a Business Day, on the immediately succeeding Business Day), we may choose to revoke the interest rate (for a Fixed Rate Note) or the Spread/Spread Multiplier (for a Floating Rate Note) stated in the Extension Notice and establish a higher interest rate or Spread/Spread Multiplier for the Extension Period. We will notify the applicable Trustee and any duly appointed Paying Agent of such higher interest rate or Spread/Spread Multiplier. Then notice of the higher interest rate or Spread/Spread Multiplier will be sent to the holder of such Note. This notice is irrevocable.

If we elect to extend the maturity of an Extendible Note, the holder may choose to have the Note repaid on the Maturity Date then in effect. The holder will receive repayment at a price equal to the principal amount of the Note plus any accrued and unpaid interest on the Note. If the holder of the Extendible Note elects to have the Note repaid, then such holder must send notice to us at least 15 calendar days (but no more than 30 calendar days) before the Maturity Date then in effect. We must receive this notice and:

•	the Note with the completed “Option to Elect Repayment” form on the back of the Note, or

•

an email, facsimile or other electronic means of transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company in the United States stating:

•	the name of the holder of the Note;

•	the principal amount of the Note;

•	the principal amount of the Note to be repaid;

•	the certificate number or a description of the tenor and terms of the Note;

•	a statement that the option to elect repayment is being exercised; and

•

a guarantee that the Note to be repaid, together with a completed “Option to Elect Repayment” form will be received by the applicable Trustee (or agent) no later than the 5th Business Day after the date of such email, facsimile or other electronic means of transmission or letter.

This email, facsimile or other electronic means of transmission or letter will only be effective if the Note and “Option to Elect Repayment” form are received by the applicable agent by the 5th Business Day. The holder of an Extendible Note may elect to have less than the aggregate principal amount of the Note repaid so long as the principal amount of the Note remaining outstanding is an authorized denomination.

Because Extendible Notes will be issued in book-entry form only, DTC or its nominee will be the holder of such Notes and therefore will be the only entity that can exercise the right of repayment. In order to ensure that DTC or its nominee will timely exercise a right to terminate the automatic extension with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other DTC participant or indirect participant that holds its interest in such Note to notify DTC of its desire to terminate the automatic extension of such Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other DTC participant or indirect participant through which it holds an interest in a Note to ascertain the cut-off time for such an instruction.

Amortizing Notes

We may from time to time offer Notes (“Amortizing Notes”) with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such Amortizing Notes.

Other Provisions; Addendum

Any provisions with respect to the Notes, including, but not limited to, the specification and determination of the Base Rate or Rates, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates or any other matter relating to the Notes, may be modified or supplemented as specified under “Other Provisions” on the face thereof or in an Addendum relating thereto, if so specified on the face of such Note and described in the applicable pricing supplement.

Governing Law

The Indentures are, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of the Company, the Trustees and the holders of the Notes irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Notes or the transactions contemplated thereby.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of Notes. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations. This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to deal with persons in special tax situations, such as banks, insurance companies, regulated investment companies, dealers in securities or currencies, former citizens or long-term residents of the United States, persons holding Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” for tax purposes, persons that purchase or sell Notes as part of a wash sale for tax purposes, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. If you are considering purchasing Notes you should consult your own tax advisor concerning the application of the United States federal tax laws to you in light of your particular situation, as well as any consequences to you of purchasing, owning and disposing of Notes under the laws of any other taxing jurisdiction.

This discussion only deals with Notes that are due to mature 30 years or less from the date on which they are issued. The federal income tax consequences of owning Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement.

If a partnership holds Notes, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding Notes should consult their own tax advisors.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for United States federal income tax purposes,

•	an individual citizen or resident of the United States,

•

a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•

a trust (i) subject to the control of one or more United States persons and the primary supervision of a court in the United States or (ii) that has a valid election in effect to be treated as a U.S. person, or

•	an estate the income of which is subject to United States federal income taxation regardless of its source.

The term “non-U.S. holder” means a beneficial owner of a Note that is not a U.S. holder and is not a partnership.

U.S. Holders

Payments of Interest. Except as described below in the case of interest on an OID note that is not qualified stated interest, each as defined below under “—Original Issue Discount”, payments of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are accrued or received, in accordance with the U.S. holder’s regular method of tax accounting.

Original Issue Discount. The following is a general discussion of the United States federal income tax consequences to U.S. holders of the purchase, ownership and disposition of Notes issued with original issue discount, or “OID.” Notes issued with OID are referred to in this discussion as “OID Notes.”

In general, a Note is an OID Note for United States federal income tax purposes if its “stated redemption price at maturity” exceeds its “issue price” by an amount that equals or exceeds 0.25% of the stated redemption price at maturity multiplied by the number of complete years to its maturity (OID less than this amount, “de minimis OID”). A Note’s “stated redemption price at maturity” is the sum of all payments on the Note other than payments of “qualified stated interest.” “Qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note, or at certain variable rates of interest or certain combinations. See “—Floating Rate Notes” below. The “issue price” of each Note in an issuance of Notes is the first price at which a substantial amount of the Notes in that issuance has been sold for cash, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

A U.S. holder of an OID Note that matures more than one year from the date of issuance must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of the receipt of cash payments attributable to such income, regardless of the U.S. holder’s regular method of tax accounting. In general, other than as reduced by “acquisition premium” as discussed below, the amount of OID included in income by a U.S. holder is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year (or portion of the taxable year) on which the U.S. holder held the Note. The “daily portion” of OID on an OID Note is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to that accrual period. An accrual period may be of any length and accrual periods may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period. The amount of OID allocable to each accrual period is generally equal to:

•

the product of the OID Note’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period), less

•	the amount of any qualified stated interest payments allocable to such accrual period.

The “adjusted issue price” of an OID Note at the beginning of any accrual period is the sum of the issue price of the OID Note plus the amount of OID allocable to all prior accrual periods, minus the amount of any prior payments on the OID Note other than payments of qualified stated interest. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If an interval between payments of qualified stated interest on the OID Note contains more than one accrual period, then, when the holder of such note determines the amount of OID allocable to an accrual period, such holder must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, the holder must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The holder may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of the Note, other than any payment of qualified stated interest, and

•	the Note’s adjusted issue price as of the beginning of the final accrual period.

All payments on an OID Note (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal.

Floating Rate Notes. A Floating Rate Note will qualify as a “variable rate debt instrument” if its issue price does not exceed the total noncontingent principal payments due under the Floating Rate Note by more than a specified de minimis amount, and it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more “qualified floating rates,”

•	a single fixed rate and one or more qualified floating rates,

•	a single “objective rate,” or

•	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under applicable Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Floating Rate Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Floating Rate Note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to a cap, floor or governor will fail to be treated as a qualified floating rate unless such device:

•	is fixed throughout the term of the Note, or

•	is not reasonably expected as of the issue date to cause the yield of the Note to be significantly less or more, as the case may be, than the expected yield determined without such device.

An “objective rate” is a rate that is not itself a qualified floating rate but is determined using a single fixed formula, is based upon objective financial or economic information outside of the issuer’s control and the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. This would include, for example, a rate that is based on one or more qualified floating rates, or the yield of actively traded personal property other than stock or debt of the issuer or a related party.

Despite the foregoing, a variable rate of interest on a Floating Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Floating Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Floating Rate Note’s term. Applicable Treasury regulations also provide that other variable interest rates may be treated as objective rates if so designated by the IRS in the future.

A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The regulations also provide that if a Floating Rate Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate, and if the variable rate on the Floating Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be. The regulations establish a conclusive presumption that the variable rate on the Floating Rate

Note’s issue date is intended to approximate the fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CMT Rate Notes, Eleventh District Cost of Funds Rate Notes and Federal Funds Rate Notes generally will be treated as variable rate debt instruments under these rules.

If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout its term qualifies as a “variable rate debt instrument” under applicable Treasury regulations, then any stated interest on the Note that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the term of the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout its term, and that qualifies as a “variable rate debt instrument” under the regulations, will generally not be treated as having been issued with OID unless the Floating Rate Note is issued at a “true” discount (i.e., at a price such that the Note has more than de minimis OID). OID on such a Floating Rate Note arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to,

•	in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or

•	in the case of an objective rate other than a qualified inverse floating rate, a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note.

In general, any other Floating Rate Note that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Floating Rate Note. Applicable regulations generally require that such a Floating Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note’s issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, as the case may be. Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. After converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Floating Rate Note is converted into an “equivalent” fixed rate debt instrument under the rules described above, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument. A U.S. holder of the Floating Rate Note will account for the OID and qualified stated interest as if the U.S. holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

If a Floating Rate Note does not qualify as a “variable rate debt instrument” under the regulations, then it will be treated as a “contingent payment debt instrument.” The regulations contain special rules for determining the timing and amount of OID to be accrued in respect of contingent payment debt instruments. Under applicable Treasury regulations, a U.S. holder generally is required to take contingent interest payments into income on a constant yield to maturity basis in accordance with a schedule of projected payments provided by the issuer and is required to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. Additional disclosure will be provided in the applicable pricing supplement in connection with any offering of Notes that are contingent payment debt instruments. You should consult your own tax advisor regarding the consequences of acquiring, owning and disposing of a contingent payment debt instrument.

In certain cases, we may have the option to redeem Notes prior to their stated maturity or holders may have the option to require us to repay Notes prior to their stated maturity. Notes containing such features may be subject to rules that differ from the general rules discussed above. If you intend to purchase Notes with such features, you should consult your own tax advisor, since the OID consequences will depend, in part, on the particular terms and features of the purchased Notes.

Election to Treat All Interest as OID. Subject to certain limitations, a U.S. holder may elect to include in income all interest on a Note using a constant yield method. For this purpose, interest includes stated interest, unstated interest, OID, de minimis OID, and acquisition discount, market discount and de minimis market discount (each as described herein), as adjusted by any amortizable bond premium or acquisition premium (each as described below). This election is made for the taxable year in which the U.S. holder acquired the Note, and may not be revoked without the consent of the IRS. U.S. holders should consult their tax advisors concerning the propriety and consequences of this election.

Short-Term Notes. Notes that have a fixed maturity of one year or less—“short-term notes”—may be treated as having been issued with OID. Absent an election, however, an individual or other cash method U.S. holder of a short-term note generally is not required to accrue OID on short-term notes. If the election is not made, any gain recognized by such a U.S. holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the accrued OID, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is recognized. U.S. holders who report income for United States federal income tax purposes under the accrual method, and certain other holders, including banks and dealers in securities, are required to accrue OID on a short-term note on a straight-line basis or, if they so elect, under a constant yield method, based on daily compounding. Such holders will not be subject to the rule regarding the deferral of interest deductions described above. A U.S. holder (whether cash or accrual basis) of a short-term Note can elect to accrue “acquisition discount,” if any, with respect to the Note on a current basis. If such an election is made, the OID rules will not apply to the Note. Acquisition discount is the stated redemption price at maturity of the Note over the purchase price at the time of acquisition of the Note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

Market Discount. If a U.S. holder purchases a Note for an amount that is less than its stated redemption price at maturity or, in the case of an OID Note, for an amount that is less than its adjusted issue price as of the purchase date, the U.S. holder will be treated as having purchased the Note at a “market discount,” unless the market discount is less than a specified de minimis amount (“de minimis market discount”), determined in the same manner as de minimis OID, using the number of complete years to maturity at the time of acquisition of the Note.

Under the market discount rules, a U.S. holder will be required to treat any partial principal payment (or, in the case of an OID Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of

•	the amount of the payment or the realized gain, or

•	the market discount that has not previously been included in income and is treated as having accrued on the Note at the time of the payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. holder elects to accrue market discount under a constant yield method. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions. A U.S. holder may elect to include market discount in income currently as it accrues, either ratably or under a constant yield method, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Currently included market discount generally is treated as ordinary interest for United States federal income tax purposes. The election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

Acquisition Premium. A U.S. holder that purchases an OID Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the Note’s stated redemption price at maturity will be considered to have purchased the OID Note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that the U.S. holder must include in its gross income with respect to the OID Note for any taxable year, or the portion of any taxable year during which the U.S. holder holds the OID Note, will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Amortization of Bond Premium. A U.S. holder that purchases a Note for an amount that is greater than the Note’s stated redemption price at maturity will be considered to have purchased the Note with “amortizable bond premium” equal to the excess. A U.S. holder may elect to amortize this premium under a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such premium for the taxable year. However, if the Note may be redeemed at a price that is greater than its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of a portion of the bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS.

Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (excluding amounts representing accrued and unpaid interest, which will be treated as ordinary income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note increased by any OID included in income (and accrued market discount, if any, that the U.S. holder has included in income) and decreased by the amount of any payments received, other than qualified stated interest payments, and amortizable bond premium taken with respect to such Note. Except as described above under “Market Discount” gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Generally, for U.S. holders who are individuals, long-term capital gains are subject to a preferential rate of United States federal income tax. The distinction between capital gain or loss and ordinary income or loss is also important in other contexts; for example, for purposes of the limitations on a U.S. holder’s ability to offset capital losses against ordinary income.

Medicare Tax. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States person’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the Notes.

Foreign Currency Denominated Notes. The tax treatment of Notes the interest or principal on which may be determined by reference to one or more foreign currencies will depend on the application of special rules to the particular terms of the Notes. The tax considerations relevant to such Notes will be described in an applicable pricing supplement, and each prospective purchaser should consult its tax advisor about such matters.

Renewable Notes, Extendible Notes, Amortizing Notes, etc. The tax considerations relevant to Renewable Notes, Extendible Notes, Amortizing Notes and other Notes with special terms will be described in an applicable pricing supplement, and each prospective purchaser should consult its tax advisor about such matters.

Non-U.S. Holders

This discussion assumes that the Note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

A non-U.S. holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a Note provided that:

•	income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States,

•	the non-U.S. holder is not a controlled foreign corporation related to the Company through stock ownership,

•	in the case of interest income, the recipient is not a bank receiving interest described in Section 881(c)(3) of the Code,

•	the non-U.S. holder does not own (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company, and

•

the non-U.S. holder provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to United States federal income tax withholding at a rate of 30% unless

•

the income is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to United States federal income tax at graduated tax rates on a net income basis as applicable to U.S. holders generally (unless an applicable income tax treaty provides otherwise), or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

In the case of a non-U.S. holder that is a corporation and that receives income that is effectively connected with the conduct of a United States trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a United States trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of a country with which the United States has an income tax treaty.

To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a United States trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. These forms may be required to be periodically updated. Also, a non-U.S. holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Generally, a non-U.S. holder will not be subject to United States federal income or withholding taxes on any amount that constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder. Certain other exceptions may be applicable, and a non-U.S. holder should consult its tax advisor in this regard.

The Notes will not be includible in the estate of an individual who is not a citizen or resident (as specially defined for estate tax purposes) of the United States at the date of death unless the individual is a direct or indirect 10% or greater stockholder of the Company or, at the time of such individual’s death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a United States trade or business.

Information Reporting and Backup Withholding

A U.S. holder (other than an “exempt recipient” that, when required, demonstrates its exempt status) may be subject to backup withholding at the applicable rate on, and to information reporting requirements with respect to, payments of principal or interest on, and to proceeds from the sale, exchange or retirement of, Notes. In general, if a U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply. Payments of interest to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders generally are exempt from backup withholding and additional information reporting provided, if necessary, they demonstrate their qualification for exemption.

Holders should consult their tax advisors regarding the qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax may be imposed on certain payments to a holder or certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on behalf of a holder if such holders or such institutions fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of Notes that can produce U.S.-source interest. Amounts received by a holder on the Notes could be affected by this withholding if such holder is subject to the information reporting requirements and fails to comply with them or if such holder holds Notes through another person (e.g. a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if such holder would not otherwise have been subject to withholding). However, withholding will not apply to payments of gross proceeds from a sale or other disposition of Notes before January 1, 2019. Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (together, “Parties in Interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition and holding of the Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which the Issuer, the Calculation Agent, the Security Registrar and the Paying Agent or an Agent or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Notes, provided that neither the Party in Interest nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us, the Agents or any of their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION OF MEDIUM-TERM NOTES (CONFLICTS OF INTEREST)

We are offering the Notes on a continuous basis for sale by us to or through Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, and Wells Fargo Securities, LLC or one or more other broker-dealers appointed by us from time to time pursuant to the terms of the distribution agreement relating to the offering of the Notes (the “Agents”). If we agree, an Agent will be allowed to use its reasonable best efforts, on an agency basis, to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Commissions and discounts in respect of the Notes will be negotiated between the applicable Agent and us prior to the time of sale of such Notes and set forth in the applicable pricing supplement. We may also sell Notes directly to investors and other purchasers on our own behalf in those jurisdictions where we are permitted to do so.

Any Note sold to an Agent as principal will be purchased by such Agent from the Company at a price equal to 100% (or such other percentage as will be specified in the applicable pricing supplement) of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale for a Note of an identical maturity. An Agent may resell the Notes it has purchased from us as principal to other dealers for resale to investors less a concession equal to all or any portion of the discount it received in connection with such purchase. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), concession and discount may be changed.

We reserve the right to withdraw, cancel or modify any offer to sell Notes without notice and may reject orders in whole or in part (whether placed directly with us or through the Agents). Each Agent will have the right, in its discretion, reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

Unless otherwise provided in the applicable pricing supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement.

Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but no Agent is obligated to do so and may discontinue any market making at any time.

Each Agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the Agents may be required to make in respect thereof. The Agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with an offering of Notes purchased by one or more Agents as principal on a fixed price basis, each such Agent will be permitted to engage in certain transactions that stabilize the prices of such Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. If an Agent creates a short position in such Notes (i.e., if it sells Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent may reduce that short position by purchasing Notes in the open market.

In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions once commenced will not be discontinued without notice.

We have agreed to reimburse the Agents for certain expenses. The estimated share of the Company’s total offering expenses for the Notes, excluding underwriting discounts and commissions and marketing fees, will be provided in the applicable pricing supplement.

In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates. An affiliate of Deutsche Bank Securities Inc., one of the Agents, is the trustee under the Senior Indenture. See “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Our Relationships with the Trustee” in the accompanying prospectus for additional information. BNY Mellon Capital Markets LLC, one of the Agents, is an affiliate of ours.

In addition, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the Agents or their affiliates have a lending relationship with us, certain of those Agents or their affiliates routinely hedge, and certain other of those Agents may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Agents and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of Notes offered hereby may be reduced as a result of these sales.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus supplement. Therefore, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus supplement will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus supplement and the applicable pricing supplement in a market-making transaction involving the Notes after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The Notes to be sold in market-making transactions include Notes to be issued after the date of this prospectus supplement, as well as securities previously issued.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

VALIDITY OF THE NOTES

The validity of the Notes is being passed upon for us by Kathleen B. McCabe, Esq., our Chief Securities Counsel, and on behalf of the Agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP regularly performs legal services for us and our affiliates.

PROSPECTUS

The Bank of New York Mellon Corporation

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as “BNY Mellon,” the “Company” or “we”), may offer and sell from time to time, in one or more series, the securities listed above. Any selling shareholder named in a prospectus supplement may offer and sell from time to time shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any proceeds from the sale of shares by a selling shareholder. See “Plan of Distribution (Conflicts of Interest)” for a further description of the manner in which we and/or any selling shareholder may dispose of the securities covered by this prospectus.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. The supplement may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors ” on page 5 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THE DEBT SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February 9, 2016.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Mellon Corporation (“BNY Mellon” or the “Company”). The Company has its principal offices at 225 Liberty Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company has filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure, the Company may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units, including the Euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company directly or through dealers or agents designated from time to time, who may be affiliates of the Company. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Additionally, shares of Common Stock may be offered and sold from time to time by any selling shareholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution (Conflicts of Interest).” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or are in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, except as noted below):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015 (SEC File No. 001-35651) (our “Form 10-K”);

•

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, filed on May 8, 2015, for the quarter ended June 30, 2015, filed on August 7, 2015, and for the quarter ended September 30, 2015, filed on November 6, 2015 (SEC File No. 001-35651);

•

Our Current Reports on Form 8-K, filed on January 23, 2015 (Item 8.01 only), February 2, 2015, February 17, 2015, February 24, 2015 (both filings), March 6, 2015, March 11, 2015, March 19, 2015, April 14, 2015 (second filing only), April 15, 2015, April 22, 2015, April 28, 2015, May 21, 2015, May 29, 2015, August 17, 2015, October 19, 2015, November 27, 2015, January 14, 2016 (Item 2.02 is expressly incorporated by reference herein) and February 9, 2016 (SEC File No. 001-35651);

•	Our definitive Proxy Statement on Schedule 14A, filed on March 13, 2015 (only those portions incorporated by reference in our Form 10-K) (SEC File No. 001-35651);

•

The description of The Bank of New York Mellon Corporation common stock contained in the joint proxy statement prospectus included in the Registration Statement of The Bank of New York Mellon Corporation on Form S-4 (File No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on April 2, 2007 and Amendment No. 2 on April 17, 2007, as that description may be updated from time to time;

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of the Company (File Nos. 333-189568, 333-167832 and 333-144261) or its predecessor, The Bank of New York Company, Inc. (File No. 333-103003), and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectuses and prospectus supplements relating to those securities that were previously filed by the Company or its predecessor in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

225 Liberty Street

New York, New York 10286

Attention: Office of the Secretary

Email: corpsecretary@bnymellon.com

Telephone: (212) 635-1787

THE COMPANY

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK) is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of December 31, 2015, BNY Mellon had $28.9 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. “BNY Mellon” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Our principal executive office is located at 225 Liberty Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bnymellon.com.

When we refer to “we”, “our” or “us” in this prospectus we mean BNY Mellon and its consolidated subsidiaries.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our 2014 Annual Report to Shareholders under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors,” which are incorporated herein by reference (and similar terms in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter or current reports that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference into this document, contains statements relating to future results of BNY Mellon that are considered “forward-looking statements.”

These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things: all statements about the future results of BNY Mellon, projected business growth, statements with respect to the expected outcome and impact of legal, regulatory and investigatory proceedings, regulatory, market, economic or accounting developments, and BNY Mellon’s plans, objectives and strategies.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY Mellon (including those incorporated in this prospectus) are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, such as: a technology disruption or information security event that results in a loss of confidential client information or impacts our ability to provide services to our clients; failure to update our technology, develop and market new technology or protect our intellectual property; government regulation and supervision, and recent legislative and regulatory actions; failure to satisfy regulatory standards, including capital adequacy rules; the risks relating to new lines of business, new products and services or strategic project initiatives; failure to attract and retain employees; regulatory actions or litigation; adverse publicity, government scrutiny or other reputational harm; continued litigation and regulatory investigations and proceedings involving our foreign exchange standing instruction program; failure of our risk management framework to be effective; operational risk; failure or circumvention of our controls and procedures; change or uncertainty in monetary, tax and other governmental policies; competition in all aspects of our business; political, economic, legal, operational and other risks inherent in operating globally; acts of terrorism, natural disasters, pandemics and global conflicts; the risks and uncertainties relating to our strategic transactions; ongoing concerns about the financial stability of some countries in Europe, the failure or instability of any of our significant counterparties in Europe, or a breakup of the Eurozone; continuing uncertainty in financial markets and weakness in the economy generally; continuing low or volatile interest rates; market volatility; write-downs of securities that we own and other losses related to volatile and illiquid market conditions; our dependence on fee-based business for a substantial majority of our revenue and the potential adverse effects of a slowing in market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences; the impact of decreased cross-border investment activity on our foreign exchange revenues; any material reduction in our credit ratings or the credit ratings of certain of our bank subsidiaries; the failure or instability of any of our significant counterparties, and our assumption of credit and counterparty risk; credit, regulatory and reputation risks as a result of our tri-party repo collateral agency services; the impact of not effectively managing our liquidity; inadequate reserves for credit losses, including loan reserves; tax law changes or challenges to our tax positions; changes in accounting standards; risks associated with being a holding company, including our dependence on dividends from our subsidiaries; and the impact of provisions of U.S. banking laws and regulations, Delaware law or failure to pay full and timely dividends on our preferred stock on our ability to return capital to shareholders.

All forward-looking statements speak only as of the date on which such statements are made, and BNY Mellon undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

We caution you not to place undue reliance on these forward-looking statements.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For the periods shown below, the following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of BNY Mellon. For purposes of computing the foregoing ratios, earnings represent income (loss) from continuing operations before extraordinary item and income taxes applicable to the shareholders of The Bank of New York Mellon Corporation. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Earnings to Fixed Charges Ratios
Excluding interest on deposits	12.97	10.16	11.59	7.77	8.57	8.11
Including interest on deposits	11.72	8.51	9.14	6.14	6.04	6.68

Earnings to Fixed Charges and Preferred Stock Dividends Ratios
Excluding interest on deposits	11.01	8.52	9.79	7.50	8.57	8.11
Including interest on deposits	10.11	7.35	8.01	5.97	6.04	6.68

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling shareholder.

The Company will not receive any proceeds from the sale of any securities in connection with market-making transactions by BNY Mellon Capital Markets, LLC or any other affiliate of the Company.

DESCRIPTION OF DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company (sometimes referred to as the “Debt Securities” in this “Description of Debt Securities”) sets forth certain general terms and provisions. The particular terms of Debt Securities of any series will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the Debt Securities of the series are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which Debt Securities of the series will be issued;

•

the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the Debt Securities of the series will be payable;

•	the rate or rates per annum at which the Debt Securities of the series will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•

if Debt Securities of the series are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•

the place or places where the principal of (and premium, if any, on) and interest, if any, on the Debt Securities of the series will be payable and the manner in which any payment may be made, if other than in accordance with the applicable procedures of the applicable depositary for Debt Securities issued in global form;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the Debt Securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

the currency, currencies, composite currency, composite currencies or currency units in which payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be payable, if other than the currency of the United States of America, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•

if the principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such series of Debt Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (or premium, if any, on) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•

the index, formula or other method, if any, with reference to which the amount of any payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be determined;

•

if the principal amount payable at the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose, including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of the maturity thereof, if other than the entire principal amount thereof;

•

the terms, if any, relating to the issuance, payment or conversion of any Debt Securities of the series that may be converted into securities or other property other than Debt Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

•

any addition to, elimination of or other change in the Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, that apply to the Debt Securities of the series and, in the case of the Senior Debt Securities, any change in the rights of the trustee or the required holders of those Debt Securities to declare the principal thereof due and payable;

•

whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the Debt Securities of the series;

•

if Debt Securities are sold for one or more foreign currencies, composite currencies, or currency units, or principal, interest or premium are payable in one or more foreign currencies, composite currencies, or currency units, the restrictions, elections, tax consequences and other information regarding the issue and one or more foreign currencies, composite currencies, or currency units;

•

if the Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities;

•

any change in the actions permitted or required to be taken by or on behalf of the holders of the Debt Securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific Debt Securities of the series rather than or in addition to the holders of all Debt Securities of the series;

•	the remarketing or extension features, if any, of the Debt Securities of the series;

•	any addition to, elimination of or other change in the covenants that apply to the Debt Securities of the series; and

•	any other material terms of the Debt Securities of the series.

The terms of any Debt Security of a series may differ from the terms of other Debt Securities of the same series. The matters referenced above may be established and set forth or determined as described with respect to all or any specific Debt Securities of a series (in each case to the extent permitted by the Trust Indenture Act).

Unless otherwise stated in a prospectus supplement, the Debt Securities of each series will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of (and premium, if any, on) and interest, if any, on the Debt Securities of any series and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Indenture, dated as of February 9, 2016, between BNY Mellon and Deutsche Bank Trust Company Americas, as Trustee, as supplemented from time to time (the “Senior Indenture”). The Senior Subordinated Debt Securities may be issued in one or more series under an Indenture, dated as of February 9, 2016, between BNY Mellon and Wilmington Trust, National Association, as Trustee, as supplemented from time to time (the “Senior Subordinated Indenture”).

We will appoint The Bank of New York Mellon, our affiliate, as paying agent, authenticating agent and security registrar under each of the Senior Indenture and the Senior Subordinated Indenture, unless otherwise stated in a prospectus supplement.

The Senior Indenture and the Senior Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. The Debt Securities of each series will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company’s Board of Directors or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the following summaries do not purport to be complete and are qualified in their entirety by reference to the Indentures.

Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of December 31, 2015, indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $19.7 billion. As of December 31, 2015, no indebtedness of the Company would have ranked senior to the Senior Debt Securities. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in a prospectus supplement:

•

principal of (and premium, if any, on) and interest, if any, on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the Company maintained for such purpose (which, as of the date of this prospectus, will be the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York), except that, at the option of the Company, interest may be paid (i) by mailing a check to the address of the person entitled thereto as it appears in the security register or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the security register in writing not less than ten business days before the interest payment date, and provided that payment on Debt Securities issued as global Debt Securities may be made pursuant to the applicable depositary’s applicable procedures (Sections 202, 305 and 1002);

•	the Debt Securities of each series will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302); and

•

we will not pay any additional amounts on the notes to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the Debt Securities (Section 1001).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency, currencies, composite currency, composite currencies or currency units other than the currency of the United States of America, if the principal of (or premium, if any, on) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in any currency, currencies, composite currency, composite currencies or currency units other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities of any series, special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “—Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any, on) and interest, if any, on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing either a default in any payment with respect to Senior Indebtedness or any event of default permitting the holders of any Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which such Senior Indebtedness would otherwise have become due and payable, or if any judicial proceeding shall be pending with respect to any such default. However, none of the foregoing will prevent the satisfaction of any sinking fund payment with respect to certain Securities, as described in the Senior Subordinated Indenture, which have been acquired prior to such default. (Article Thirteen of the Senior Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

Unless otherwise specified in the prospectus supplement relating to Senior Subordinated Debt Securities of a particular series offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) all indebtedness and obligations (other than the Securities) of, or guaranteed or assumed by, the Company that are for borrowed money, or are evidenced by bonds, debentures, notes or other similar instruments, or are deferred obligations for the payment of the purchase price of property or assets, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (b) obligations of the Company that are similar to those in clause (a) above and arise from off-balance sheet guarantees and direct credit substitutes, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and (c) all obligations of the Company associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and, in the case of each of clauses (a), (b) and (c) above, all amendments, renewals, extensions, modifications and refunding of such indebtedness and obligations. However, in each case Senior Indebtedness shall not include (i) the Senior Subordinated Debt Securities, (ii) the Existing Senior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture), (iii) the Existing Junior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture) and (iv) such other indebtedness of the Company as is by its terms expressly stated (A) not to be senior in right of payment to, or (B) to rank pari passu with, or (C) to rank junior in right of payment to, the Securities or the other securities referred to in clause (ii). (Section 101 of the Senior Subordinated Indenture).

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other.

As of December 31, 2015, indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $19.7 billion.

A Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company. When issued, the Senior Debt Securities will constitute Senior Indebtedness.

In addition, the Senior Subordinated Debt Securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into securities or other property other than Debt Securities of the same series. The provisions necessary to permit or facilitate the issuance, payment or conversion of such Debt Securities of any series will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to the Debt Securities of a series, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 of the Senior Indenture (and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Applicable Indenture for the benefit of the holders of such Debt Securities) and the consequences of the occurrence of an event specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Senior Subordinated

Debt Securities, Section 503(c) of the Senior Subordinated Indenture (with respect to Section 1005 of the Senior Indenture and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Applicable Indenture), and, if applicable, in the case of Senior Debt Securities, pursuant to Section 501(7) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, pursuant to Section 503(d) of the Senior Subordinated Indenture.

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of (A) money in an amount, (B) U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, (C) other obligations or arrangements as may be specified in the applicable prospectus supplement with respect to the such Debt Securities, or (D) a combination of thereof, in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge (i) the principal of (and premium, if any, on) and interest, if any, on such Debt Securities to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Debt Securities on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable federal income tax law, in any such case after the date of the Applicable Indenture.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Senior Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance, and, with respect Senior Subordinated Debt Securities, there may not be any default with respect to the covenants noted in the description of covenant defeasance. (Article 13 of the Applicable Indenture). However, with respect to such Senior Debt Securities, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the

Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly or indirectly by the Company, free and clear of any security interest. (Section 1005 of the Senior Indenture). “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Senior Indenture).

Defaults

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Debt Securities other than Senior Debt Securities of that series) and continuance of such default or breach for 90 days after due notice;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Debt Securities of any series, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) of the series immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series on behalf of the holders of all Senior Debt Securities of such series.

If an Event of Default occurs resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Debt Securities of any series, the principal amount of all the Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513).

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to Senior Subordinated Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to the Senior Subordinated Debt Securities of any series, the principal amount of all the Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513).

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Subordinated Debt Securities other than Senior Subordinated Debt Securities of that series) and continuance of such default or breach for 90 days after due notice; or

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

The Indentures

The Indentures provide that, if a default occurs with respect to Debt Securities of any series, within 90 days after the receipt by the applicable Trustee of written notice of a default, the applicable trustee will deliver to the holders of Debt Securities of that series notice of such default if uncured and not waived as and to the extent provided by the Trust Indenture Act; provided that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security of such series or payment of any sinking fund installment with respect to the Debt Securities of such series the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of notice is in the best interest of the holders of the Debt Securities of such series. In addition, under the Senior Indenture, such notice shall not be given until 90 days after the occurrence of a default with respect to outstanding Senior Debt Securities of any series or breach of a covenant in the Senior Indenture (other than for a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Senior Debt Security of such series or payment of any sinking fund installment with respect to the Senior Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default (or any event which, or after notice or lapse of time or both would become, an Event of Default) or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to the Company and the assumption by any such successor of the covenants of the Company;

•	adding to the covenants of the Company for the benefit of the holders of all or any Debt Securities of any series;

•

conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or securing the Debt Securities of any series, or providing for guarantees of the Debt Securities of any series;

•	surrendering any right or power conferred on the Company in the Applicable Indenture with respect to the Debt Securities of any series;

•

adding any additional Events of Default for the benefit of the holders of all or a Debt Securities of any series, and, under the Senior Subordinated Debt Indenture, adding additional Defaults for the benefit of all or any Senior Subordinated Debt Securities of any series;

•	adding or changing any provisions to permit or facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

•

adding to, changing or eliminating any of the provisions of the Indentures (including, without limitation, the covenants and Events of Default and Defaults (as applicable)), provided that any such addition, change or elimination shall not apply to any outstanding Debt Securities nor modify the rights of any holder of any such outstanding Debt Securities, or shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	establishing the form or terms of Debt Securities of any series;

•

evidencing and providing for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities of one or more series and adding to or changing any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;

•	complying with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

•

adding to or changing any of the provisions of the Indentures with respect to any Debt Securities that by their terms may be converted into securities or other property other than Debt Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Debt Securities;

•	complying with the rules of any applicable depositary;

•

supplementing any of the provisions in the applicable Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge or covenant defeasance of any Debt Securities provided, in each case, that any such action shall not adversely affect the interests of the holders of Debt Securities or any other Debt Securities in any material respect; or

•

curing an ambiguity, correcting or supplementing any provision of the Applicable Indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, not adversely affecting the interests of the holders of record of any Debt Securities in any material respect.

In addition, modification and amendments of each Indenture may be made by the Company and the Trustee under the Applicable Indenture, with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an original issue discount Debt Security or any other Security which would be payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any, on) or interest, if any, on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

if any Debt Security provides that the holder may require the Company to convert such Debt Security, impair such holder’s right to require conversion of such Debt Security on the terms provided therein;

•

reduce the percentage in principal amount of any outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first ten items above and, in the case of the Senior Subordinated Indenture the eleventh item above, may be made with respect to all or any specific Debt Securities of any series with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

•

after giving effect to the transaction no Event of Default, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person.

Our Relationships with the Trustees

Deutsche Bank Trust Company Americas is the trustee under the Senior Indenture. Wilmington Trust, National Association is the trustee under the Senior Subordinated Indenture. We and certain of our subsidiaries, including The Bank of New York Mellon, maintain banking relations with the trustees in the ordinary course of business.

In addition, affiliates of Deutsche Bank Trust Company Americas have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. Such Trustee may have to resign if a default occurs with respect to the Senior Debt Securities within one year after any offering of our securities underwritten by an affiliate of such Trustee, such as Deutsche Bank Securities Inc., since such Trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, such Trustee would be required to resign as Trustee under the Senior Indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. During the period of time until a successor is appointed, such Trustee will have both (a) duties to holders of Debt Securities under the Senior Indenture and (b) a conflicting interest under the Senior Indenture for purposes of the Trust Indenture Act.

In addition, each applicable Trustee can resign for any reason with 30 days’ notice, and we would be required to appoint a successor trustee. If within one year of such resignation, no successor Trustee has been appointed by the Company the holders of a majority in principal of the outstanding amount of Debt Securities of such series may appoint a successor Trustee. If no applicable successor Trustee with respect to the Debt Securities of any series is appointed by the Company or the holders of Debt Securities of such series, a holder of Debt Securities of such series who has been a bona fide holder for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series. If the applicable Trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The applicable Trustee will remain the trustee under the Applicable Indenture until a successor is appointed.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Applicable Indenture, as of any date:

•

the portion of the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of such date upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

•

if, as of such date, the principal amount payable at the maturity of a Debt Security is not determinable, the principal amount of such Debt Security that will be deemed to be outstanding will be the amount as specified or determined as contemplated by Section 301 of the Applicable Indenture;

•

the portion of the principal amount of a Debt Security denominated in one or more foreign currencies, composite currencies or currency units that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on such date as contemplated by Section 301 of the Applicable Indenture, of the principal amount of such Debt Security (or, in the case of an original issue discount Debt Security, the amount determined as provided in the two items immediately above); and

•	Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall not be deemed to be outstanding. (Section 101).

Governing Law

The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of the Company, the Trustees and the holders of the Debt Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Debt Securities or the transactions contemplated thereby.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value;

•	number of shares or fractional interests therein;

•	any dividend, liquidation, redemption, voting and other rights;

•	the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or Debt Securities;

•	the securities exchanges, if any, on which such Preferred Stock is to be listed; and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock, the applicable provisions of the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that series of Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the series of Preferred Stock.

General

Under the Company’s Restated Certificate of Incorporation, the Company is authorized to issue up to 3,600,000,000 shares of capital stock of which 3,500,000,000 shares shall be Common Stock par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Company’s Board of Directors will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock. All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designations for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2014 Annual Report to Shareholders, and Part I, “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2014, both of which are incorporated herein by reference (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

For any series of Preferred Stock that is convertible, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Common Stock, as the case may be, or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company’s election, either (a) a cash payment equal to the current market price of such holder’s fractional interest or (b) a cash payment equal to such holder’s proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock, as the case may be, representing the aggregate of such fractional shares.

The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Common Stock issued upon conversion.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Our right to redeem the Preferred Stock once issued is subject to the prior approval of the Federal Reserve or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the Federal Reserve or any successor appropriate federal banking agency will approve any redemption of the Preferred Stock that we may propose. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element—for example, common stock or another series of noncumulative perpetual preferred stock.

Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Preferred Stock, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under the Federal Reserve’s regulations implementing the Bank Holding Company Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The following description and any description of the Deposit Agreement, Depositary Receipt and Depositary Shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Depositary Agreement and form of Depositary Receipt, which we will file with the SEC (and incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part) in connection with the offering of Depositary Shares.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders, when, as and if declared by the Board of Directors of the Company.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designations. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated immediately and without notice if (i) all outstanding Depositary Shares have been redeemed; or (ii) if applicable, each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares; or (iv) with the consent of the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series; or (v) the Depositary materially breaches any of its obligations with regard to the treatment of personal information (as defined in the Depositary Agreement).

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon, BNY Mellon, N.A. and Pershing LLC, to pay dividends or otherwise transfer funds to it,

•

is also subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2014 Annual Report to Shareholders, which is incorporated by reference, and Part I, “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2014 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus), and

•

will be prohibited, subject to certain restrictions, in the event that we do not declare and pay in full preferred dividends for the then-current dividend period of our Series A preferred stock or the last preceding dividend period of our Series C preferred stock, Series D preferred stock and Series E preferred stock.

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Directors will be elected under a majority voting standard as opposed to a plurality voting standard. Under a majority voting standard, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). Under our Corporate Governance Guidelines, in an election of directors, any incumbent director who fails to receive more “for” votes than “against” or “withhold” votes must promptly tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote. The Lead Director will then refer the matter to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Corporate Governance and Nominating Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons for “withhold” or “against” votes, the length of service and qualifications of the director, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines. A director who tenders his or her resignation pursuant to the above-described Corporate Governance Guidelines will not vote on the issue of whether his or her tendered resignation will be accepted or rejected.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company’s Debt Securities) of the Company and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Computershare Shareowner Services LLC is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws

We are also subject to Section 203 of the DGCL. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, our board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203).

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors and with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, written notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.

The notice associated with a stockholder nominee for the board of directors must also provide certain information set forth in the Company’s Amended and Restated By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board of Directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires. In addition, the Company’s Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board or Directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated By-Laws.

The advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder will be a holder of record of the Company’s common stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder will appear in person or by proxy at the meeting to present such proposal(s), any material interest of the stockholder in the business proposed at the meeting and information on hedging, derivative, or other similar transactions with respect to the Company’s securities or credit ratings.

Our Amended and Restated By-Laws provide stockholders holding an aggregate “net long position” (as defined in the Amended and Restated By-Laws) representing at least 20% of the outstanding Common Stock of the Company the right to request that the Secretary of the Company call a special meeting of stockholders. The amendments also set forth the requirements and procedures of such a stockholder special meeting request, including with respect to (i) when multiple requests will be considered together, (ii) the information required when submitting a request, (iii) limitations on when requests may be made, (iv) the time for holding a special meeting following a request and (v) the appropriate scope of business at any meeting held pursuant to a request.

Our Amended and Restated By-Laws also provide that vacancies on our board of directors may only be filled by a majority of directors then remaining in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, Preferred Stock or Depositary Shares, as applicable, at a future date or dates. The price per share of Common Stock, Preferred Stock or per Depositary Share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, Preferred Stock, Common Stock or Depositary Shares of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

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whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, Depositary Shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, Depositary Shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in a prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Preferred Stock, Depositary Shares or other securities registered under the registration statement of which this prospectus forms a part (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise specified in the prospectus supplement relating to an offering of a particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC, or its successor, acts as depositary (in the United States) or for which either Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, sociéte anonyme, or its successor, which we refer to as Clearstream, Luxembourg, acts as depositary (outside of the United States). If there are any changes from this summary, they will appear in a prospectus supplement.

DTC

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the Book Entry Securities, representing the aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or Depositary Shares or the other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

You will be required to make your initial payment for the Debt Securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant paying agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time. If an issue of Book Entry Securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest, as applicable, in the foreign currency in which the Book Entry Securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Book Entry Securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the Book Entry Security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Global Certificates are generally not transferable. A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)	DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

(b)	we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)	in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities. In the event definitive securities are issued, (i) holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the applicable security registrar. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer and (ii) any moneys we pay to our paying agents for the payment of principal and interest on a Debt Security that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee (or agent) and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Preferred Stock certificates representing such Debt Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee (or agent) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

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As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

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Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

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As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book Entry Securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

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Distributions with respect to the Book Entry Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

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As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

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Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Book Entry Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Book Entry Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding Book Entry Securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Book Entry Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Book Entry Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Book Entry Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Book Entry Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the procedures described above and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system as well as Clearstream, Luxembourg and Euroclear and their respective book-entry systems has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy thereof. The Company does not have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or participants therein of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Securities offered by the Company

The securities to be offered by the Company may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company, the Company may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or any of its affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, The Bank of New York Mellon, BNY Mellon, N.A., Pershing LLC and other subsidiaries of the Company in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debt securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Common Stock offered by a Selling Shareholder

Shares of Common Stock may be offered and sold by any selling shareholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling shareholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of Common Stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of Common Stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Kathleen B. McCabe, Chief Securities Counsel of the Company, and for the underwriters, dealer or agent, as the case may be, by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of the date of this prospectus, Ms. McCabe owns less than 1% of the Company’s securities.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Senior Medium-Term Notes Series I

Senior Subordinated Medium-Term Notes Series J

Due One Year or Longer from Date of Issue

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch	Barclays
BNY Mellon Capital Markets, LLC	Citigroup
Credit Suisse	Deutsche Bank Securities
Goldman, Sachs & Co.	J.P. Morgan
Morgan Stanley	UBS Investment Bank
Wells Fargo Securities

February 9, 2016